                                                              NEWS ANNOUNCEMENT


FOR IMMEDIATE RELEASE

CONTACTS:
Michael Doyle
Vice President and Chief Financial Officer
MDoyle@EasyLink.com
800-828-7115


                  EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS

         Net Revenues of $18.5 Million and Net Income of $.01 per share

PISCATAWAY, N.J. -- February 28, 2006. EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, reported financial results for the fourth quarter and year ended December 31, 2005.

Net income was $352,000 or $.01 per share as compared to net income of $765,000 or $.02 per share for the fourth quarter of 2004. Revenues for the fourth quarter of 2005 were $18.5 million as compared to $19.7 million during the third quarter of 2005 and $20.9 million in the fourth quarter of 2004. Gross margin was 61% in the fourth quarter of 2005 and 2004 as compared to 59% in the third quarter of 2005. All references to financial results for 2004 in this press release refer to the Company's restated financial results.

The Company further reported that it achieved Earnings before interest, taxes, depreciation and amortization ("EBITDA") of $1.6 million in the fourth quarter of 2005 as compared to EBITDA during the fourth quarter of 2004 of $2.8 million. EBITDA for the fourth quarter included a gain of $.4 million related to the settlement with our former minority partner in our Singapore and Malaysia businesses which concludes the restructuring of these operations begun earlier in 2005. Our fourth quarter 2004 EBITDA included a gain of $984,000 related to debt restructuring. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

The Company's cash and cash equivalents balance at the end of the fourth quarter 2005 was $6.3 million as compared to $8.4 million as of September 30, 2005 and $12.2 million as of December 31, 2004. The year over year decline in cash includes the retirement of subordinated debt in the first quarter of 2005 of $1.4 million, principal payments on existing debt of $2.4 million and capital spending of $4.6 million, an increase of $2 million over 2004. This cash outlay was partially offset by the sale of our Infocrossing stock for $1.0 million and the sale of the call right to the Domain Name service line for $1.8 million of which $.8 million of cash was received in 2005. Net cash from operating activities in 2005 was approximately breakeven.

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 2


Thomas Murawski, Chairman, President and Chief Executive Officer of EasyLink, said, "We finished the fourth quarter of 2005 where we expected as we continue to re-architect this business around Transaction Management Services to reverse the trend of revenue declines and put the company on a sustainable growth footing.

While we continued to make progress during 2005, we were not at the pace we originally anticipated, primarily due to delays introduced by the restructuring of our sales organization, as well as project implementation delays with certain customers. Still, our Transaction Management showed good growth ending the year at $16.3 million, up $4 million or 33% from a year ago. Transaction Management now represents approximately 21% of EasyLink's total business, up from 16% a year ago. Based on a healthy pipeline of new Transaction Management business generated by our restructured sales organization, which is now fully trained and becoming increasingly productive, we expect Transaction Management revenue to show continued strong growth.

Transaction Delivery Services revenue continued to decline throughout 2005, in line with our expectations. However, it is important to remember that Transaction Delivery continues to generate cash to fund EasyLink's growth initiatives, and, based on our analysis of this business, we expect to reduce the rate of decline from 19% during 2005 to an estimated 11% this year. We expect this improvement to be driven by modest growth in EDI revenue, and a lower rate of decline in our legacy text-to-fax services revenue.

The net of all of this is reflected in our guidance for 2006, which indicates a range of performance improvement from a significant slowing in the Company's revenue decline to a modest growth versus 2005. We believe this plan is attainable due to the increasing productivity of our sales organizations, visibility into already closed and ramping business, increasing new business pipeline, and favorable indicators relating to the rate of decline of our Transaction Delivery revenue".

For the fourth quarter of 2005 in comparison to the third quarter of 2005 and the fourth quarter of 2004, revenues (in thousands) for the Company's services were as follows:


                                                                   %                           %
                                   4th Quarter   3rd Quarter   Increase/    4th Quarter     Increase/
                                     2005          2005       (Decrease)       2004         (Decrease)
                                ----------------------------  ----------  ---------------   ----------
Transaction Management Services    $   4,161      $     4,513   (7.8%)       $    3,363       23.7%

Transaction Delivery Services      $  14,349      $    15,188   (5.5%)       $   17,578      (18.4%)
                                      ------           ------   -------          ------      ---------
                                   $  18,510      $    19,701   (6.1%)       $   20,941      (11.6%)


As noted in our third quarter release, our third quarter 2005 Transaction Management revenue includes a $300,000 one-time sale of an electronic invoicing system.

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 3

FULL YEAR 2005 RESULTS (UNAUDITED)

Revenues for the year ended December 31, 2005 were $78.7 million as compared to $91.8 million in the year ended December 31, 2004. The Company reported a net loss for the year ended December 31, 2005 of $ (1.3) million, or $ (.03) per share, compared to net income of $7.7 million, or $.17 per share, for the year ended December 31, 2004.Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the full year 2005 amounted to $5.4 million as compared to $17.7 million for the full year 2004, which included gains on the sale of our Mailwatch and Domain Name service lines.

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following revenue performance for the first and second quarters of 2006:

o First quarter revenues in the range of $18.3 -$18.5 million with TMS revenues in the range of $4.3-$4.5 million and TDS revenues of approximately $14 million
o Second quarter revenues in the range of $18.5-$19.5 with TMS revenues in the range of $5.0-$5.5 million and TDS revenues in the range of $13.5-$14 million

Net income per share for the first quarter is expected to be a loss of $.02-.03 per share

For the full year 2006 EasyLink expects the following:

o    Revenues are expected to be in the range of $75 to $80 million.

o    Net income per share is expected to be approximately breakeven.

QUARTERLY CONFERENCE CALL

EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/340-8363 and the reservation number is 5387941. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through Tuesday, March 14th at 11:30 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 5387941.

ABOUT EASYLINK SERVICES CORPORATION

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 4

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company may be unable to regain compliance with the $1 minimum bid price requirement on the Capital Market by the expiration of the additional 180 day grace period which would expire on August 21 , 2006 or may be unable to maintain compliance with all of the other continued listing requirements of the Capital Market. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 5

                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                 DEC. 31, 2005   DEC. 31, 2004
                                                                  (UNAUDITED)      (RESTATED)
ASSETS
     Cash and cash equivalents                                      $ 6,282          $12,216
     Marketable securities                                               --            2,023
     Accounts receivable, net                                        11,416           11,883
     Other current assets                                             2,653            2,841
                                                                    -------          -------
        Total current assets                                         20,351           28,963

     Property and equipment, net                                     10,252            8,071
     Goodwill and other intangible assets, net                       12,477           14,862
     Other assets                                                       895              768
                                                                    -------          -------

     TOTAL ASSETS                                                   $43,975          $52,664
                                                                    =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                               $ 6,464          $ 7,733
     Accrued expenses                                                10,432           14,709
     Current portion of notes payable                                 6,350            3,825
     Other current liabilities                                        2,395            2,727
                                                                    -------          -------
        Total current liabilities                                    25,641           28,994

     Notes payable, less current portion                              4,200            9,600
     Other long term liabilities                                      1,753            1,100
                                                                    -------          -------

     TOTAL LIABILITIES                                               31,594           39,694

     TOTAL STOCKHOLDERS' EQUITY                                      12,381           12,970
                                                                    -------          -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $43,975          $52,664
                                                                    =======          =======


                 -Statements of operations and cash flow follow-

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 5


                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                           THREE MONTHS ENDED
                                                              ENDED DEC. 31,
                                                          ----------------------
                                                           2005          2004
                                                           ----          ----
                                                        (UNAUDITED)   (RESTATED)
Revenues                                                 $ 18,510      $ 20,941

Cost of revenues                                            7,199         8,071
                                                         --------      --------

Gross profit                                               11,311        12,870

Operating expenses:
     Sales and marketing                                    4,722         5,086
     General and administrative                             4,536         5,662
     Product development                                    1,674         1,698
     Amortization of other intangibles                        517           517
     Impairment of intangible assets                          ---           750
     Gain on sale of domain names                             ---          (891)
                                                         --------      --------
         Total operating expenses                          11,449        12,822
                                                         --------      --------

Income (loss) from operations                                (138)           48

Other income (expense), net                                   100         1,237
                                                         --------      --------

Income (loss) before income taxes                             (38)        1,285

Provision (credit) for income taxes                          (390)          520
                                                         --------      --------

NET INCOME                                               $    352      $    765
                                                         ========      ========

BASIC AND DILUTED NET INCOME PER SHARE                   $   0.01      $   0.02
                                                         ========      ========

Weighted average basic shares outstanding                  45,160        44,266
                                                         ========      ========

Weighted average diluted shares outstanding                45,450        45,087
                                                         ========      ========

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 7

                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                           YEAR ENDED DEC. 31,
                                                         -----------------------
                                                            2005        2004
                                                            ----        ----
                                                         (UNAUDITED)  (RESTATED)

Revenues                                                  $ 78,659     $ 91,840

Cost of revenues                                            30,124       36,129
                                                          --------     --------

Gross profit                                                48,535       55,711

Operating expenses:
     Sales and marketing                                    19,449       18,715
     General and administrative                             19,925       23,731
     Product development                                     6,768        6,730
     Separation agreement costs                              2,312          ---
     Amortization of other intangibles                       2,068        2,066
     (Gain)/loss on sale of businesses/ MailWatch
          Service line                                         250       (5,017)
     Impairment of intangible assets                           ---          750
     Restructuring charges (credits)                           ---         (350)
                                                          --------     --------
         Total operating expenses                           50,772       46,625
                                                          --------     --------

Income (loss) from operations                               (2,237)       9,086

Other income (expense), net                                    607        1,004
                                                          --------     --------

Income (loss) before income taxes                           (1,630)      10,090

Provision (credit) for income taxes                           (350)       2,400
                                                          --------     --------

NET INCOME (LOSS)                                         $ (1,280)    $  7,690
                                                          ========     ========

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE             $  (0.03)    $   0.17
                                                          ========     ========

Weighted average basic shares outstanding                   44,687       44,004
                                                          ========     ========

Weighted average diluted shares outstanding                 44,687       44,891
                                                          ========     ========

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 8

                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                            YEAR ENDED DEC. 31,
                                                                                        ----------------------------
                                                                                            2005            2004
                                                                                            ----            ----
                                                                                        (UNAUDITED)       (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                        $ (1,280)        $  7,690
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
     Depreciation                                                                           3,118            5,041
     Amortization of intangible assets                                                      2,332            2,284
     Provision for doubtful accounts                                                           59              450
     Issuance of shares as matching contributions to employee
          benefit plans                                                                       475              400
    Separation agreement costs                                                              2,312              ---
    (Gain)loss on sale of businesses/MailWatch service line                                   250           (5,017)
     (Gain) on sale of domain name repurchase rights                                       (1,907)             ---
     Other                                                                                    504             (362)
Changes in operating assets and liabilities:
     Marketable securities                                                                    ---           (1,502)
     Accounts receivable, net                                                                 408            1,416
     Prepaid expenses and other assets                                                        957              555
     Accounts payable, accrued expenses and other liabilities                              (7,533)          (5,001)
                                                                                         --------         --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF CONTINUING
  OPERATIONS                                                                                 (305)           5,954
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF
  DISCONTINUED OPERATIONS (REVISED)                                                           400             (300)
                                                                                         --------         --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                      95            5,654
                                                                                         --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities                                                 1,021              ---
Purchases of property and equipment                                                        (4,595)
                                                                                                            (2,564)
Proceeds from sale of assets/domain names repurchase rights                                   830            1,000
Proceeds from sale of MailWatch service line                                                  ---            3,500
Cash paid for Quickstream acquisition                                                        (342)             ---
                                                                                         --------         --------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                        (3,086)           1,936
                                                                                         --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of bank loan advances, net of repayments                                             950             ----
Proceeds from notes payable                                                                   ---           12,000
Principal payments of notes payable                                                        (3,825)         (12,053)
Other                                                                                        (234)          (1,449)
                                                                                         --------         --------
NET CASH USED IN FINANCING ACTIVITIES                                                      (3,109)          (1,502)
                                                                                         --------         --------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES
ON CASH AND CASH EQUIVALENTS                                                                  166             (495)
                                                                                         --------         --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                       (5,934)           5,593
Cash and cash equivalents at beginning of the period                                       12,216            6,623
                                                                                         --------         --------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                       $  6,282         $ 12,216
                                                                                         ========         ========


Note: The Company has revised its reporting of discontinued operations to note that all cash flows represent operating activities.

EASYLINK REPORTS FOURTH QUARTER 2005 RESULTS                             PAGE 9

                          EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)


                                                           THREE MONTHS ENDED DEC 31,
                                                           --------------------------
                                                               2005         2004
                                                               ----         ----
Net income                                                  $    352    $    765
Add:
Depreciation                                                     692       1,021
Amortization of intangible assets                                571         571
Interest expense, net                                            373         (70)
Income taxes (credits)                                          (390)        520
                                                            --------    --------

EBITDA                                                         1,598       2,807

Interest expense, net                                           (373)         70
Income taxes (credits)                                           390        (520)

Add (subtract):
       Other non-cash items                                       83        (983)
Changes in operating assets and liabilities                   (2,461)     (1,600)
                                                            --------    --------

Net cash provided by operations                             $   (763)   $   (226)
                                                            ========    ========


                                                              YEAR ENDED DEC. 31,
                                                              -------------------
                                                               2005         2004
                                                               ----         ----
Net income (loss)                                           $ (1,280)   $  7,690
Add:
Depreciation                                                   3,118       5,041
Amortization and write-off of intangible assets                2,582       2,284
Interest expense, net                                          1,284         270
Income taxes (credits)                                          (350)      2,400
                                                            --------    --------

EBITDA                                                         5,354      17,685

Interest expense, net                                         (1,284)       (270)
Income taxes (credits)                                           350      (2,400)

Add (subtract):
       Other non-cash items                                     (869)     (4,529)
       Changes in operating assets and liabilities            (3,856)     (4,532)
       Cash provided by (used in) discontinued operations        400        (300)
                                                            --------    --------

Net cash provided by operations                             $     95    $  5,654
                                                            ========    ========